UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends and supplements the registrant’s Form 8-Ks, as filed on September 8, 2004, September 17, 2004 and September 21, 2004, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 1, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 283-room Radisson Mount Laurel hotel for approximately $14.5 million. The Company entered into a long-term agreement with Sage Hospitality Resources to manage the property.

On September 15, 2004, the Company acquired the 299-room Omaha Marriott hotel for approximately $29.1 million. The Company entered into a long-term agreement with Crestline Hotels & Resorts, Inc. to manage the property.

On September 17, 2004, the Company acquired the 202-room Courtyard Denver Airport hotel for approximately $18.1 million, which included the assumption of mortgage debt that encumbers the hotel property of approximately $11.3 million, net of discount. The Company assumed the existing management contract under which Marriott International, Inc. will continue to operate the hotel.

The accompanying pro forma financial information, listed in Item 9.01(b) below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 9, 2004, the Company completed a $38 million financing secured by the Dallas/Fort Worth Airport Marriott hotel. The loan bears a fixed annual interest rate of 5.8% and matures on October 1, 2011. Principal payments will commence in October 2004 and will be based on a 25-year amortization period. The loan agreement contains a standard provision that requires the loan servicer to maintain an escrow account over the term of the loan for real estate taxes.

The Company assumed an $11.6 million mortgage loan as part of the acquisition of the Courtyard Denver Airport hotel. The loan bears an interest rate of LIBOR, plus 1.75%, and matures on November 1, 2008. The loan agreement provides for monthly principal and interest payments, with principal payments being based on a 20-year amortization period. The Company also assumed an interest rate swap agreement that terminates on November 1, 2008 and has a notional amount equal to the outstanding loan principal balance. The effect of the interest rate swap is to fix the interest rate on the mortgage loan to an annual rate of 7.34%.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

Radisson Hotel Mount Laurel

Report of Independent Certified Public Accountants
Combined Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003 and 2002
Combined Statements of Operations for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Equity for the six months ended June 30, 2004 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Notes to Combined Financial Statements

Omaha Marriott

Independent Auditors’ Report
Balance Sheets as of June 18, 2004 (unaudited), January 2, 2004, and January 3, 2003.
Statements of Operations for the periods ended June 18, 2004 and June 20, 2003 (unaudited), and Fiscal Years ended January 2, 2004, and January 3, 2003.
Statement of Net Assets for the periods ended June 18, 2004 and June 20, 2003 (unaudited), and Fiscal Years ended January 2, 2004 and January 3, 2003.
Statements of Cash Flows for the periods ended June 18, 2004 and June 20, 2003 (unaudited), and Fiscal Years ended January 2, 2004 and January 3, 2003.
Notes to Financial Statements

6901 Tower, LLC

Report of Independent Registered Public Accounting Firm
Balance Sheets as of January 2, 2004, January 3, 2003 and June 30, 2004 (unaudited).

Statement of Operations and Comprehensive Income for the 52 Weeks Ended January 2, 2004, 53 Weeks Ended January 3, 2003, and 52 Weeks Ended December 28, 2001, and the periods ended June 30, 2004 and 2003 (unaudited).

Statement of Change in Members’ Equity from December 29, 2000 through January 2, 2004 and through June 30, 2004 (unaudited).
Statements of Cash Flows for the 52 Weeks Ended January 2, 2004, 53 Weeks Ended January 3, 2003, and 52 Weeks Ended December 28, 2001, and the periods ended June 30, 2004 and 2003 (unaudited).
Notes to Financial Statements

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Consolidated Balance Sheet as of June 30, 2004

Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2004

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

(c) Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit
23.1	Consent of Grant Thornton LLP

23.2	Consent of KPMG LLP

23.3	Consent of Hein & Associates LLP

99.1	Press release dated September 2, 2004 announcing the acquisition of the Radisson Mount Laurel hotel.

99.2	Press release dated September 10, 2004 announcing the issuance of a $38 million fixed-rate mortgage loan.

99.3	Press release dated September 15, 2004 announcing the acquisition of the Omaha Marriott hotel.

99.4	Press release dated September 20, 2004 announcing the acquisition of the Courtyard Denver Airport hotel.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: November 12, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Boykin Lodging Company

We have audited the accompanying combined balance sheets of RadBoy Mt. Laurel, L.L.C. and Mt. Laurel Leasing, LLC. (collectively, the “Company”) (see Notes 1 and 2 to the combined financial statements) as of December 31, 2003 and 2002, and the related combined statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

June 18, 2004

RADISSON HOTEL MOUNT LAUREL

COMBINED BALANCE SHEETS

June 30, 2004 (unaudited),

December 31, 2003 and 2002

	June 30, 2004	December 31,
		2003	2002
	(unaudited)
ASSETS

Investment in hotel property, net	$13,605,821	$14,031,223	$14,552,757
Cash and cash equivalents	1,417,785	1,044,488	620,685
Accounts receivable, net of allowance for doubtful accounts ($1,463 at June 30, 2004 (unaudited), $4,564 in 2003 and $0 in 2002)	173,010	209,436	237,234
Accounts receivable - related party	—	—	1,183
Prepaid expenses and other assets	106,116	103,460	88,085

Total assets	$15,302,732	$15,388,607	$15,499,944

LIABILITIES AND EQUITY

Liabilities:
Accounts payable - related party	$31,932	$28,090	$—
Accounts payable and accrued expenses	608,682	490,233	544,867

Total liabilities	640,614	518,323	544,867

Equity	14,662,118	14,870,284	14,955,077

Total Liabilities and Equity	$15,302,732	$15,388,607	$15,499,944

The accompanying notes to financial statements are an integral part of these statements.

RADISSON HOTEL MOUNT LAUREL

COMBINED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2004 and June 30, 2003 (unaudited)

and Years Ended December 31, 2003, 2002 and 2001

	Six Months Ended		Years ended December 31
	June 30, 2004	June 30, 2003	2003	2002	2001
	(unaudited)
Revenue:
Hotel operations:
Rooms	$2,211,310	$2,530,030	$4,698,311	$5,044,481	$4,345,591
Food and beverage	998,977	1,042,843	2,122,253	2,245,849	2,127,089
Other hotel operations	113,274	148,310	267,258	253,570	266,163

Total revenue	3,323,561	3,721,183	7,087,822	7,543,900	6,738,843

Hotel operating expenses:
Rooms	562,725	634,561	1,251,791	1,222,263	1,121,178
Food and beverage	725,685	655,878	1,373,377	1,422,575	1,489,854
Other direct	78,695	85,113	167,085	158,369	157,127
Indirect	1,029,853	1,153,221	2,254,912	2,569,219	2,430,382
Management fees to related party	103,503	115,685	220,735	232,210	207,996

Hotel operating expenses	2,500,461	2,644,458	5,267,900	5,604,636	5,406,537

Depreciation	437,750	440,690	889,750	864,572	981,266
Impairment of real estate	—	—	—	—	3,700,000
Property taxes, insurance & other	205,540	184,691	389,318	385,510	302,331

Operating income (loss)	179,810	451,344	540,854	689,182	(3,651,291)

Interest income	—	—	—	172	7,718

Income (loss) before income taxes	179,810	451,344	540,854	689,354	(3,643,573)

Income taxes	—	—	—	—	—

NET INCOME (LOSS)	$179,810	$451,344	$540,854	$689,354	$(3,643,573)

The accompanying notes to financial statements are an integral part of these statements.

RADISSON HOTEL MOUNT LAUREL

COMBINED STATEMENTS OF EQUITY

Six Months Ended June 30, 2004 (unaudited)

and Years Ended December 31, 2003, 2002 and 2001

Balance at January 1, 2001	$19,753,816
Net distributions	(600,000)
Net loss	(3,643,573)

Balance at December 31, 2001	15,510,243
Net distributions	(1,244,520)
Net income	689,354

Balance at December 31, 2002	14,955,077
Net distributions	(625,647)
Net income	540,854

Balance at December 31, 2003	14,870,284
Net distributions (unaudited)	(387,976)
Net income (unaudited)	179,810

Balance at June 30, 2004 (unaudited)	$14,662,118

The accompanying notes to financial statements are an integral part of these statements.

RADISSON HOTEL MOUNT LAUREL

COMBINED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2004 and June 30, 2003 (unaudited)

and Years Ended December 31, 2003, 2002 and 2001

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(unaudited)
Operating activities:
Net income (loss)	$179,810	$451,344	$540,854	$689,354	$(3,643,573)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	437,750	440,690	889,750	864,572	981,266
Impairment of real estate	—	—	—	—	3,700,000
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,656)	(8,148)	(15,375)	2,126	(33,901)
Accounts receivable	36,426	48,821	27,797	156,331	7,941
Related party receivable/payable	3,842	44,926	29,273	(33,158)	(4,908)
Accounts payable and accrued expenses	118,449	(55,476)	(54,633)	34,458	213,545

Net cash provided by operating activities	773,621	922,157	1,417,666	1,713,683	1,220,370

Investing activities:
Investment in hotel property, net	(12,348)	(125,828)	(368,216)	(147,366)	(432,885)

Net cash used in investing activities	(12,348)	(125,828)	(368,216)	(147,366)	(432,885)

Financing activities:
Net contributions (distributions)	(387,976)	(411,452)	(625,647)	(1,244,520)	(600,000)

Net cash provided by (used in) in financing activities	(387,976)	(411,452)	(625,647)	(1,244,520)	(600,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	373,297	384,877	423,803	321,797	187,485

Cash and cash equivalents, beginning of period	1,044,488	620,685	620,685	298,888	111,403

Cash and cash equivalents, end of period	$1,417,785	$1,005,562	$1,044,488	$620,685	$298,888

The accompanying notes to financial statements are an integral part of these statements.

RADISSON HOTEL MOUNT LAUREL

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2004 (unaudited), and

December 31, 2003 and 2002

NOTE 1 – BACKGROUND

The Radisson Hotel Mount Laurel (the “Hotel”) is a full-service hotel with 283 rooms located in Mount Laurel, New Jersey. The hotel is owned by RadBoy Mt. Laurel, L.L.C, (“RadBoy”) a wholly-owned subsidiary of Boykin Hotel Properties, L.P. (the “Partnership”), the operating partnership of Boykin Lodging Company (“Boykin”), a real estate investment trust (“REIT”). Effective January 1, 2002, Mt. Laurel Leasing, LLC, through Bellboy, Inc., a taxable REIT subsidiary (the “TRS”) wholly-owned by the Partnership, leases the Hotel from RadBoy and records the results of the Hotel’s operations. Prior to 2002, the hotel was operated by RadBoy under REIT tax regulations related to foreclosure properties.

The Hotel is managed by a subsidiary of Boykin Management Company Limited Liability Company (“BMC”) through an agreement with the TRS. BMC is owned by the Chairman and Chief Executive Officer of Boykin and his brother.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements related to 2002 and beyond combine RadBoy’s ownership of the hotel property and the operations of the Hotel as recorded by the TRS since both parties are controlled by the Partnership. Transactions conducted between the two companies, including lease payments, are eliminated when combined. Prior to 2002, the financial statements are solely those of RadBoy. Management believes that the results of operations contained within the combined financial statements reflect all costs of the Hotel doing business.

The operations of the Hotel have historically been seasonal, maintaining higher occupancy rates during the second and third quarters.

Boykin provides certain corporate administrative functions, which indirectly benefit all hotels in its portfolio, including corporate legal services, corporate finance services, and asset management. The costs associated with these functions cannot be specifically identified with any individual hotel in Boykin’s portfolio, therefore, no amounts have been allocated to the Hotel.

Additionally, interest expense is not allocated to the Hotel as there is no debt directly related to RadBoy and Boykin has not historically allocated interest expense to each of its individual hotels.

Effective January 1, 2002, the Hotel’s cash generated from operations is included in a corporate level concentration account. Interest income generated on the cash is not allocated to each of the individual hotels.

RADISSON HOTEL MOUNT LAUREL

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

June 30, 2004 (unaudited), and

December 31, 2003 and 2002

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel Property

Investment in hotel property is stated at cost, net of any impairment charges, and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated life of the building and improvements is 30 years, while furniture and fixtures have lives ranging from five to 20 years.

Investment in hotel property consisted of the following as of June 30, 2004, December 31, 2003 and 2002:

	2004	2003	2002
Land	$2,000,000	$2,000,000	$2,000,000
Building and improvements	14,109,052	14,101,826	13,992,480
Furniture and fixtures	3,089,823	3,084,700	2,825,829

	19,198,875	19,186,526	18,818,309
Accumulated depreciation	(5,593,054)	(5,155,303)	(4,265,552)

	$13,605,821	$14,031,223	$14,552,757

Boykin reviews the Hotel for impairment whenever events or changes in circumstances indicate the carrying value of the Hotel property may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the property due to declining national or local economic conditions, new hotel construction in the market where the hotel is located or changes in the expected holding period of the property. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of the hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the Hotel property’s estimated fair market value is recorded and an impairment loss recognized.

In 2001, Boykin identified changes in circumstances, namely the local economic conditions and the impact of the events of September 11, 2001 on the hospitality and travel industry, which indicated that the carrying value of the Hotel was impaired and accordingly recorded an impairment charge of $3,700,000.

RADISSON HOTEL MOUNT LAUREL

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

June 30, 2004 (unaudited), and

December 31, 2003 and 2002

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair market values of hotel properties are estimated through a combination of comparable property sales, replacement cost and a discounted cash flow analysis taking into account each property’s expected cash flow generated from operations, holding period and ultimate proceeds from disposition. In projecting the expected cash flows from operations of the asset, the estimates are based on future projected earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and deduct expected capital expenditure requirements. Growth assumptions are applied to project these amounts over the expected holding period of the asset. The growth assumptions are based on estimated inflationary increases in room rates and expenses and the demand for lodging at the properties, as impacted by local and national economic conditions and estimated or known future new hotel supply. The estimated proceeds from disposition are judgmentally determined based on a combination of anticipated cash flow in the year of disposition, capitalization rate, ratio of selling price to gross hotel revenues and selling price per room.

If actual conditions differ from the assumptions, the actual results of the Hotel’s future operations and fair market value could be significantly different from the estimated results and value used in the analysis.

The Hotel was not considered as held for sale as of June 30, 2004, December 31, 2003, and 2002 as defined within the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. Boykin considers assets to be “held for sale” when they are under contract, significant non-refundable deposits have been made by the potential buyer and the assets are immediately available to be sold.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and in banks plus short-term investments with an original maturity of three months or less.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, due to their short maturities, are carried at amounts which reasonably approximate fair value.

Revenue Recognition

Hotel revenues, including room, food and beverage and other hotel revenues, are recognized as the related services are delivered. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

RADISSON HOTEL MOUNT LAUREL

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

June 30, 2004 (unaudited), and

December 31, 2003 and 2002

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Boykin qualifies as a REIT under Sections 856-860 of the Internal Revenue Code. As a REIT, Boykin generally will not be subject to federal corporate income tax on that portion of its net income that does not relate to TRS subsidiaries.

Upon the effective date of the establishment of the TRS, the subsidiary became subject to federal and state income taxes. The TRS accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Boykin performs an analysis of income taxes on the consolidated TRS level, not the individual leasing entities, such as Mt. Laurel Leasing, LLC. The consolidated TRS has a deferred tax asset that has a 100% valuation allowance. As such, no provision or benefit from income taxes has been recorded in the accompanying combined statements of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Hotel is party to a hotel management contract with BMC. The Hotel pays a base management fee calculated as 3% of monthly gross revenue, as defined. The hotel management contract extends through 2005 and is terminable without penalty upon 90 days notice. Management fees earned by BMC during the six months ended June 30, 2004 and the years ended December 31, 2003, 2002 and 2001 totaled $103,503, $220,735, $232,210 and $207,996, respectively.

As of June 30, 2004 and December 31, 2003, there were related party payables to BMC totaling $31,932 and $28,090 related to management fees and reimbursements of expenses on behalf of the Hotel. At December 31, 2002, there were receivables from BMC totaling $1,183.

NOTE 4 – COMMITMENTS

As a part of normal operations, the Hotel enters into operating leases and purchase obligations. Annual obligations to make future payments subject to the operating leases and purchase obligations as of December 31, 2003 were as follows:

2004	$112,846
2005	10,919
2006	10,919
2007	1,820
2008	—
2009 and thereafter	—

$136,504

RADISSON HOTEL MOUNT LAUREL

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

June 30, 2004 (unaudited), and

December 31, 2003 and 2002

NOTE 4 – COMMITMENTS - Continued

The Hotel is party to a License Agreement with Radisson Hotels International, Inc. The agreement provides for the Hotel to pay an annual royalty fee of $1 along with a percentage of gross room sales, as defined, for marketing and reservation fees. In addition, the Hotel must pay a third party reservation systems fee, as defined. The License Agreement extends through 2020.

The hotel investment property, along with other assets of the Partnership, serve as collateral for a borrowing of the Partnership.

NOTE 5 – QUARTERLY FINANCIAL INFORMATION (Unaudited)

	For the 2003 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues	$1,671,551	$2,049,632	$1,720,553	$1,646,086
Expenses	1,585,813	1,684,026	1,664,138	1,612,991

Net income	$85,738	$365,606	$56,415	$33,095

	For the 2002 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues (including interest income)	$1,585,411	$2,287,302	$1,874,384	$1,796,975
Expenses	1,539,101	1,770,189	1,686,563	1,858,865

Net income (loss)	$46,310	$517,113	$187,821	$(61,890)

OMAHA MARRIOTT HOTEL

Financial Statements

June 18, 2004 (Unaudited), January 2, 2004, and January 3, 2003

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Trustees

LaSalle Hotel Properties:

We have audited the accompanying balance sheets of the Omaha Marriott Hotel (the Hotel), as of January 2, 2004 and January 3, 2003, and the related statements of operations, net assets, and cash flows for each of the years then ended. These financial statements are the responsibility of the management of LaSalle Hotel Properties. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of January 2, 2004 and January 3, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois

September 15, 2004

OMAHA MARRIOTT HOTEL

Balance Sheets

June 18, 2004 (Unaudited), January 2, 2004, and January 3, 2003

	June 18, 2004	January 2, 2004	January 3, 2003
	(Unaudited)
Assets
Property and equipment, net	$25,076,140	25,144,760	25,066,783
Accounts receivable, net	705,154	466,616	420,399
Due from Marriott International, Inc.	68,796	92,180	—
Inventory	47,664	48,600	75,941
Prepaid expenses	82,299	2,672	100,117
Restricted cash	147,618	609,111	1,086,603
Cash and cash equivalents	127,119	152,344	25,000

Total assets	$26,254,790	26,516,283	26,774,843

Liabilities and Net Assets
Liabilities:
Accounts payable	$163,511	30,443	451,269
Accrued expenses and other liabilities	883,155	851,534	310,132

Total liabilities	1,046,666	881,977	761,401
Net assets	25,208,124	25,634,306	26,013,442

Total liabilities and net assets	$26,254,790	26,516,283	26,774,843

See accompanying notes to financial statements.

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OMAHA MARRIOTT HOTEL

Statements of Operations

For the periods ended June 18, 2004 and June 20, 2003 (Unaudited), and Fiscal

Years ended January 2, 2004 and January 3, 2003

	Periods ended		Fiscal years ended
	June 18, 2004	June 20, 2003	January 2, 2004	January 3, 2003
	(Unaudited)
Revenues:
Rooms	$4,091,969	3,937,703	8,271,654	8,038,668
Food and beverage	2,130,310	2,154,383	4,697,095	4,956,930
Other	182,601	151,387	303,932	351,208

Total revenues	6,404,880	6,243,473	13,272,681	13,346,806

Operating costs and expenses:
Rooms	962,467	900,527	2,008,916	1,942,191
Food and beverage	1,520,953	1,594,659	3,437,752	3,583,958
Other	146,755	147,193	317,965	344,027
Hotel departmental expenses	1,654,782	1,511,840	3,339,792	3,249,843
Real estate taxes and other taxes	207,094	216,789	395,125	413,861
Other expenses	50,069	28,339	57,780	18,873
Management fees	468,209	451,134	930,610	955,631
Depreciation	711,655	863,770	1,522,743	1,797,666

Total operating costs and expenses	5,721,984	5,714,251	12,010,683	12,306,050

Income before income tax expense	682,896	529,222	1,261,998	1,040,756
Income tax expense	(64,201)	(71,461)	(120,642)	(153,574)

Net income	$618,695	457,761	1,141,356	887,182

See accompanying notes to financial statements.

3

OMAHA MARRIOTT HOTEL

Statements of Net Assets

For the periods ended June 18, 2004 and June 20, 2003 (Unaudited), and Fiscal

Years ended January 2, 2004 and January 3, 2003

Balance at December 28, 2001	$27,241,506
Net income	887,182
Cash distributions, net	(2,115,246)

Balance at January 3, 2003	26,013,442
Net income	1,141,356
Cash distributions, net	(1,520,492)

Balance at January 2, 2004	25,634,306
Net income (unaudited)	618,695
Cash distributions, net (unaudited)	(1,044,877)

Balance at June 18, 2004 (unaudited)	$25,208,124

Balance at January 3, 2003	$26,013,442
Net income (unaudited)	457,761
Cash distributions, net (unaudited)	(730,528)

Balance at June 20, 2003 (unaudited)	$25,740,675

See accompanying notes to financial statements.

4

OMAHA MARRIOTT HOTEL

Statements of Cash Flows

For the periods ended June 18, 2004 and June 20, 2003 (Unaudited), and Fiscal

Years ended January 2, 2004 and January 3, 2003

			Fiscal years ended
	Periods ended
	June 18, 2004	June 20, 2003	January 2, 2004	January 3, 2003
	(Unaudited)
Cash flows from operating activities:
Net income	$618,695	457,761	1,141,356	887,182
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation	711,655	863,770	1,522,743	1,797,666
Changes in assets and liabilities:
Accounts receivable, net	(238,538)	(105,048)	(46,217)	152,784
Due from Marriott International, Inc.	23,384	67,486	(92,180)	—
Inventory	936	908	27,341	3,391
Prepaid expenses	(79,627)	100,117	97,445	(28,350)
Accounts payable	133,068	(273,517)	(420,826)	318,057
Accrued expenses and other liabilities	31,621	444,523	541,402	(361,795)

Net cash flow provided by operating activities	1,201,194	1,556,000	2,771,064	2,768,935

Cash flows from investing activities:
Additions to property and equipment	(643,035)	(1,130,071)	(1,600,720)	(215,369)
Change in restricted cash	461,493	785,801	477,492	(452,656)

Net cash flow used in investing activities	(181,542)	(344,270)	(1,123,228)	(668,025)

Cash flows from financing activities:
Capital distributions, net	(1,044,877)	(730,528)	(1,520,492)	(2,115,246)

Increase (decrease) in cash and cash equivalents	(25,225)	481,202	127,344	(14,336)
Cash and cash equivalents at:
Beginning of period	152,344	25,000	25,000	39,336

End of period	$127,119	506,202	152,344	25,000

See accompanying notes to financial statements.

5

OMAHA MARRIOTT HOTEL

Notes to Financial Statements

June 18, 2004 (unaudited), January 2, 2004, and January 3, 2003

(1)	The Business and Basis of Presentation

The Omaha Marriott (the Hotel), a hotel owned by LaSalle Hotel Operating Partnership (the Owner), is an upscale full-service major business hotel located in the western suburbs of Omaha. The Hotel is located in the Regency Office Park, a mixed use development containing over 865,000 square feet of office and retail space, and directly across West Dodge Road from Westroads Shopping Center, one of the largest shopping malls in Omaha. The Hotel is operated by Marriott International, Inc. (MII) pursuant to a long-term incentive-based operating agreement.

The Owner leases the Hotel to LaSalle Hotel Lessee, a wholly owned taxable REIT subsidiary (the TRS) of the Owner. The accompanying financial statements include the accounts of the Owner and the TRS relating to the Hotel. The rental income received by the Owner is eliminated against the lease expense of the TRS; all other intercompany receivables and payables are eliminated.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Revenue Recognition

Revenues from operations of the Hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.

(c)	Property and Equipment

Property and equipment is recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 27.5 to 30 years for building and improvements and three to five years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

The Owner periodically reviews the carrying value of the Hotel to determine if circumstances exist indicating impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Owner will prepare an estimate of the undiscounted future cash flows, without interest charges, of the hotel and determine if the investment in hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value. The Owner does not believe that there are any factors or circumstances indicating impairment of its investments in the Hotel.

(Continued)

6

OMAHA MARRIOTT HOTEL

Notes to Financial Statements

June 18, 2004 (unaudited), January 2, 2004, and January 3, 2003

(d)	Income Taxes

The Owner has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. Subject to meeting a number of organization and operating requirements, the Owner is generally not subject to Federal corporate income tax on that portion of its net income that is currently distributed to its shareholders. Taxable income from the TRS is subject to Federal, state, and local taxes.

Provisions for Federal and state income taxes have been allocated from the LaSalle Hotel Lessee on a separate company basis in the accompanying financial statements based on the pre-tax income of the TRS. The income tax liability related to the TRS is transferred to the Owner through an adjustment to capital distributions. The effective tax rate applied to the pre-tax income of the TRS was 41.5% (Federal rate of 34.5% and state rate, net of Federal income tax effect of 7.0%). The income tax expense is current as no significant temporary or permanent differences exist. The income tax expense was calculated as follows:

	Periods ended		Fiscal years ended
	June 18, 2004	June 20, 2003	2004	2003
	(Unaudited)
TRS income before income tax expense	$154,702	172,196	290,703	370,059
Tax rate	41.5%	41.5%	41.5%	41.5%

	$64,201	71,461	120,642	153,574

(e)	Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.

(f)	Restricted Cash

Restricted cash consists of property improvement funds that were established pursuant to the management agreement (see note 4).

(g)	Inventories

Inventories, consisting of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(Continued)

7

OMAHA MARRIOTT HOTEL

Notes to Financial Statements

June 18, 2004 (unaudited), January 2, 2004, and January 3, 2003

(3)	Property and Equipment

Property and equipment, net, consists of the following:

	June 18, 2004	January 2, 2004	January 3, 2003
	(Unaudited)
Land	$4,267,610	4,267,610	4,267,610
Building and improvements	24,134,896	23,871,301	23,202,967
Furniture and equipment	6,497,598	6,118,158	5,185,772

	34,900,104	34,257,069	32,656,349
Less accumulated depreciation	(9,823,964)	(9,112,309)	(7,589,566)

	$25,076,140	25,144,760	25,066,783

(4)	Management Agreement

The Hotel is managed by MII pursuant to a long-term management agreement, which commenced on August 9, 1979 and expires 35 years from that date with three automatic extensions for periods of 10 years each.

Pursuant to the terms of the management agreement, MII earns a base management fee of 3% of hotel revenues and an incentive management fee of 20% of net house profit, as defined in the management agreement. Incentive management fees for the Hotel for the periods ended June 18, 2004 and June 20, 2003 were approximately $276,000 and $264,000 and for fiscal years 2003 and 2002 were approximately $532,000 and $555,000, respectively.

The management agreement provides for the establishment of a property improvement fund to cover the cost of replacements and renewals of furniture and fixtures at the Hotel equal to 5% of Hotel sales per annum. Contributions to the property improvement fund, included in the restricted cash balance, for the periods ended June 18, 2004 and June 20, 2003 were approximately $319,000 and $309,000 and for fiscal years 2003 and 2002 were $664,000 and $667,000, respectively.

Pursuant to the terms of the management agreement, the Owner of the Hotel is required to provide MII with working capital and supplies to meet the operating needs of the Hotel.

(5)	Employee Benefit Plan

MII sponsors and maintains a 401(k) savings plan that full-time and part-time employees of the Hotel are offered participation in upon completion of one year of service. Payments made under such plan are recorded as an expense in the accompanying statements of operations.

(Continued)

8

OMAHA MARRIOTT HOTEL

Notes to Financial Statements

June 18, 2004 (unaudited), January 2, 2004, and January 3, 2003

(6)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Hotel.

(8)	Subsequent Event

On September 15, 2004, the Owner sold the Hotel to Highland Hospitality Corporation. The Hotel will be managed by Crestline Hotels and Resorts, Inc.

9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

6901 Tower, LLC

Denver, Colorado

We have audited the accompanying balance sheets of 6901 Tower, LLC as of January 2, 2004 and January 3, 2003, and the related statements of operations and comprehensive income, changes in members’ equity, and cash flows for the 52 weeks ended January 2, 2004, 53 weeks ended January 3, 2003, and 52 weeks ended December 28, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 6901 Tower, LLC as of January 2, 2004 and January 3, 2003, and the results of its operations and its cash flows for the 52 weeks ended January 2, 2004, 53 weeks ended January 3, 2003, and 52 weeks ended December 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

September 10, 2004

6901 TOWER, LLC

BALANCE SHEETS

	JUNE 30, 2004	JANUARY 2, 2004	JANUARY 3, 2003
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$178,831	$343,752	$778,567
Restricted cash	719,038	716,710	711,536
Receivable - Management Company	180,926	65,830	128,174

Total current assets	1,078,795	1,126,292	1,618,277

PROPERTY AND EQUIPMENT, net	10,875,739	11,127,207	11,000,995

OTHER ASSETS, net	82,190	81,246	97,893
ESCROWED RESERVES	1,378,827	1,469,342	1,296,611

DEPOSIT, working capital	101,000	101,000	101,000

TOTAL ASSETS	$13,516,551	$13,905,087	$14,114,776

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Payables	$225,474	$440,514	$341,139
Current portion of long-term debt	341,401	328,940	305,364

Total current liabilities	566,875	769,454	646,503

LONG-TERM LIABILITIES:
Notes payable, net of current portion	11,385,659	11,559,532	11,888,472
Derivative liability	770,747	1,143,450	1,424,400

Total long-term liabilities	12,156,406	12,702,982	13,312,872

TOTAL LIABILITIES	12,723,281	13,472,436	13,959,375

COMMITMENTS (Notes 8, 9, and 10)

MEMBERS’ EQUITY:
Members’ capital	1,520,000	1,520,000	1,520,000
Accumulated other comprehensive income	(770,747)	(1,143,450)	(1,424,400)
Retained earnings	44,017	56,101	59,801

Total members’ equity	793,270	432,651	155,401

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$13,516,551	$13,905,087	$14,114,776

See accompanying notes to these financial statements.

6901 TOWER, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	FOR THE PERIODS FROM		FOR THE 52 WEEKS ENDED JANUARY 2, 2004	FOR THE 53 WEEKS ENDED JANUARY 3, 2003	FOR THE 52 WEEKS ENDED DECEMBER 28, 2001
	JANUARY 3, 2004 TO JUNE 30, 2004	JANUARY 4, 2003 TO JUNE 30, 2003
	(unaudited)
REVENUE:
Guest rooms	$2,719,710	$2,681,519	$5,323,111	$5,495,915	$5,347,250
Food and beverage	587,582	505,125	962,902	1,170,493	1,459,504
Other	36,177	55,822	101,149	134,116	162,020

Total revenues	3,343,469	3,242,466	6,387,162	6,800,524	6,968,774

OPERATING COSTS AND EXPENSES:
Departmental Expenses:
Guest rooms	704,611	658,435	1,377,690	1,391,758	1,336,104
Food and beverage	416,571	397,556	788,555	836,171	1,001,990
Other	23,027	22,543	41,992	55,563	43,166

Other Expenses:
Property operating costs	664,913	664,061	1,330,717	1,280,026	1,180,710
Management fees	352,726	343,287	679,083	743,831	824,184
Depreciation and amortization	298,967	279,721	564,340	570,949	578,935
Property taxes	145,309	145,309	290,617	256,996	258,576
Marketing	85,978	73,240	139,489	130,680	107,626
General and administrative	108,470	53,855	100,989	107,465	95,468

Total operating costs	2,800,572	2,638,007	5,313,472	5,373,439	5,426,759

OPERATING INCOME	542,897	604,459	1,073,690	1,427,085	1,542,015
Interest expense, net	(429,981)	(437,254)	(877,390)	(889,650)	(874,792)

NET INCOME	112,916	167,205	196,300	537,435	667,223

OTHER COMPREHENSIVE INCOME (EXPENSE):
Change in fair value of hedging instrument	372,703	(245,753)	280,950	(1,110,413)	(313,987)

COMPREHENSIVE INCOME (LOSS)	$485,619	$(78,548)	$477,250	$(572,978)	$353,236

See accompanying notes to these financial statements.

6901 TOWER, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FROM DECEMBER 29, 2000 THROUGH JANUARY 2, 2004

	MEMBERS’ CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL MEMBERS’ EQUITY
MEMBERS’ EQUITY, Balance December 29, 2000	$2,670,000	$(494,857)	$—	$2,175,143

Distributions	(1,150,000)	—	—	(1,150,000)
Net income	—	667,223	—	667,223
Change in fair value of hedging instrument	—	—	(313,987)	(313,987)

MEMBERS’ EQUITY, Balance December 28, 2001	1,520,000	172,366	(313,987)	1,378,379

Distributions	—	(650,000)	—	(650,000)
Net income	—	537,435	—	537,435
Change in fair value of hedging instrument	—	—	(1,110,413)	(1,110,413)

MEMBERS’ EQUITY, Balance January 3, 2003	1,520,000	59,801	(1,424,400)	155,401

Distributions	—	(200,000)	—	(200,000)
Net income	—	196,300	—	196,300
Change in fair value of hedging instrument	—	—	280,950	280,950

MEMBERS’ EQUITY, Balance January 2, 2004	1,520,000	56,101	(1,143,450)	432,651

Distributions (unaudited)	—	(125,000)	—	(125,000)
Net income (unaudited)	—	112,916	—	112,916
Change in fair value of hedging instrument (unaudited)	—	—	372,703	372,703

MEMBERS’ EQUITY, Balance June 30, 2004 (unaudited)	$1,520,000	$44,017	$(770,747)	$793,270

See accompanying notes to these financial statements.

6901 TOWER, LLC

STATEMENTS OF CASH FLOWS

	FOR THE PERIODS FROM		FOR THE 52 WEEKS ENDED JANUARY 2, 2004	FOR THE 53 WEEKS ENDED JANUARY 3, 2003	FOR THE 52 WEEKS ENDED DECEMBER 28, 2001
	JANUARY 4, 2003 TO JUNE 30, 2004	JANUARY 3, 2004 TO JUNE 30, 2003
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$112,916	$167,205	$196,300	$537,435	$667,223
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	298,967	279,721	564,340	570,949	578,935
Changes in operating assets and liabilities: (Increase) decrease in:
Receivable–Management Company	(115,096)	(56,175)	62,343	(12,312)	(2,683)
Escrowed reserves	90,515	18,591	(172,731)	(322,536)	(231,898)
Interest earned on restricted cash	(2,328)	(2,732)	(5,174)	(9,200)	(2,336)
Other assets	(9,267)	—	—	(13,215)	(103,313)
Increase (decrease) in:
Payables	(215,040)	(116,435)	99,375	41,293	(81,530)

Net cash provided by operating activities	160,667	290,175	744,453	792,414	824,398

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(39,176)	(58,785)	(673,904)	(21,064)	(42,204)

Net cash used by investing activities	(39,176)	(58,785)	(673,904)	(21,064)	(42,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members’ distributions	(125,000)	(200,000)	(200,000)	(650,000)	(1,150,000)
Proceeds from new debt	—	—	—	—	1,200,000
Repayment of debt	(161,412)	(149,843)	(305,364)	(260,652)	(130,348)

Net cash used by financing activities	(286,412)	(349,843)	(505,364)	(910,652)	(80,348)

INCREASE (DECREASE) IN CASH	(164,921)	(118,453)	(434,815)	(139,302)	701,846

CASH AND CASH EQUIVALENTS, beginning of year	343,752	778,567	778,567	917,869	216,023

CASH AND CASH EQUIVALENTS, end of year	$178,831	$660,114	$343,752	$778,567	$917,869

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$441,112	$450,186	$894,730	$840,125	$1,041,875

Amounts deposited into restricted cash	$—	$—	$—	$—	$700,000

Refinanced note	$—	$—	$—	$—	$10,600,000

See accompanying notes to these financial statements.

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

1.	ORGANIZATION AND NATURE OF OPERATIONS:

6901 Tower, LLC (the “Company”) was formed as a Colorado Limited Liability Company on December 5, 1995. The Company was formed to develop, own and operate a hotel located near the Denver International Airport (the “Hotel”). The Company received member contributions in May 1996, and construction on the Hotel began in late 1996. The Hotel was substantially completed in December 1997, and initial Hotel operations began on December 20, 1997.

The Company has 50 members. The operating agreement provides that losses are allocated to the members in proportion to their initial capital account balances. Profits are allocated first to members who have previously been allocated losses, in proportion to the losses allocated, and the balance in accordance with the number of units held.

The Company has management agreements with L.C. Fulenwider, Inc. (Fund Manager – related party) and Marriott International (Management Company).

2.	SIGNIFICANT ACCOUNTING PRINCIPLES:

Revenue Recognition – Revenue is generally recognized as services are performed. Hotel revenue represents primarily room rentals and food and beverage sales.

Use of Estimates – The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amount reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments – The carrying value of cash, accounts receivable and payables, other assets and accrued liabilities and expenses are considered to approximate fair value due to the short-term nature of these instruments. The fair value of the Company’s long-term debt is estimated to approximate carrying values, as the pricing and terms are indicative of the Company’s effective borrowing rates.

Impairment of Long-Lived Assets – In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

Restricted Cash – Restricted cash represents cash and interest which is restricted pursuant to the Company’s note agreement.

Receivable – Management Company – This receivable generally represents net revenue due to the Company from the Management Company. Such amounts are generally paid within 30 days, and historically, no allowance for bad debt has been recognized.

Property and Equipment – Property and equipment is recorded at cost, including interest and development fees incurred during development and construction. Interest and development fees paid to third parties that were capitalized as a cost of property and equipment totaled $347,000 and $348,595, respectively. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 39 years. Property and equipment includes land, which was recorded at fair value at the date of transfer, of $1,200,000 (see Note 9).

Expenditures for renewals and improvements that significantly extend the estimated useful life of an asset are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred. When equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and the resulting gain or loss, if any, is recognized.

Income Taxes – The Company is not subject to Federal and state income taxes. Each member reports his/her distributive share of realized income, gain, loss, deductions or credits on his/her individual income tax return.

The tax returns, the qualification of the Company as such for tax purposes, and the amount of distributable member income are subject to examination by Federal and state taxing authorities. If such examinations result in changes with respect to the Company’s qualification or in changes to distributable member income, the tax liability of the member would be changed accordingly.

Fiscal Year – The Company’s fiscal year ends on the Friday that is nearest December 31. The 2003 and 2001 fiscal years consisted of 52 weeks, while the 2002 fiscal year consisted of 53 weeks.

Unaudited Information – The balance sheet as of June 30, 2004 and the statements of operations and cash flows for the six-month periods ended June 30, 2004 and 2003 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 2004 and the results of operations for the periods from January 3, 2004 to June 30, 2004 and January 4, 2003 to June 30, 2003.

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

3.	PROPERTY AND EQUIPMENT:

Property and equipment consist of the following as of:

	June 30, 2004	January 2, 2004	January 3, 2003
	(unaudited)
Land	$1,200,000	$1,200,000	$1,200,000
Leasehold improvements	11,855	11,855	11,855
Building	10,363,893	9,864,274	9,864,274
Furniture and fixtures	2,177,313	2,637,756	1,963,852
Capitalized interest and development fees	695,595	695,595	695,595

	14,448,656	14,409,480	13,735,576
Less accumulated depreciation	(3,572,917)	(3,282,273)	(2,734,581)

	$10,875,739	$11,127,207	$11,000,995

4.	OTHER ASSETS:

Other assets consist of the following as of:

	June 30, 2004	January 2, 2004	January 3, 2003
	(unaudited)
Closing costs on bank loan	$116,527	$116,527	$116,527
Loan acquisition fees	26,687	26,687	26,687
Other	9,267	—	—

	152,481	143,214	143,214
Accumulated amortization	(70,291)	(61,968)	(45,321)

	$82,190	$81,246	$97,893

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

5.	ESCROW RESERVES:

The following reserves were retained by the Management Company of the Hotel for the benefit of the Company as of:

	June 30, 2004	January 2, 2004	January 3, 2003
	(unaudited)
Property taxes	$187,605	$322,087	$331,256
Repair and maintenance	1,191,222	1,147,255	965,355

	$1,378,827	$1,469,342	$1,296,611

During 2003, 2002 and 2001, $227,000, $57,000 and $78,680, respectively, of the repair and maintenance funds were expended.

6.	DEPOSIT – WORKING CAPITAL:

In 1997, the Company deposited $101,000 with the Management Company as initial working capital. Pursuant to the terms of the Management Agreement, the Management Company determines the amount required to be consistently on deposit for working capital purposes. Any balance remaining that has not been expended for working capital purposes will be returned to the Company at the end of the Management Company’s contracted term, including extensions and automatic renewals. As of January 2, 2004, none of the initial deposit had been expended.

7.	PAYABLES:

Payables consist of the following as of:

	June 30, 2004	January 2, 2004	January 3, 2003
	(unaudited)
Property taxes	$145,309	$291,441	$256,996
Payable to Fund Manager	8,435	9,286	8,490
Trade and other	—	63,679	—
Interest	71,730	76,108	75,653

	$225,474	$440,514	$341,139

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

8.	NOTES PAYABLE:

The Company has a loan with an original principal amount of $12,500,000 with a financial institution with variable interest at LIBOR rate plus 175 basis points. Based on an interest rate swap agreement, as described below, monthly principal and interest payments to the financial institution are based on an annual fixed-rate of 7.34% with principal payments based on a 20-year amortization schedule. The note is due November 1, 2008. As of January 2, 2004, the note had a balance of $11,888,472 and is collateralized by the Hotel and restricted cash. The note required an initial cash deposit of $700,000 that is shown as restricted cash on the balance sheet, which reflects a higher balance due to interest income. The Fund Manager has also guaranteed repayment of the loan equal to 50% of the outstanding balance.

As of January 2, 2004, the scheduled maturities of the note payable are as follows:

Years Ending
2004	$328,940
2005	354,335
2006	381,691
2007	411,160
2008	10,412,346

$11,888,472

Interest Rate Swap Agreement – The Company entered into a derivative financial instrument for the purpose of hedging the exposure to interest rate fluctuations on its variable-rate long-term debt. The types of risks hedged are those relating to the variability of future earnings and cash flows caused by movements in interest rates.

Derivatives are held only for the purpose of hedging such risks and are accounted for as a cash flow hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

The Company recognized a net unrealized gain (loss) of $280,950, ($1,110,413), and ($313,987) from its cash flow hedge during the fiscal 2003, 2002 and 2001 years, respectively. Cash flow hedges of forecasted transactions resulted in an aggregate balance of ($1,143,450) remaining at January 2, 2004 in accumulated other comprehensive income. During the six months ended June 30, 2004, this balance decreased to ($770,747) (unaudited).

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

Following is an analysis of the changes in the net unrealized gain (losses) on cash flow hedges included in accumulated other comprehensive income:

	Six Months Ended June 30, 2004	Fiscal Year
		2003	2003
	(unaudited)
Balance, beginning of period	$(1,143,450)	$(1,424,400)	$(313,987)
Net gain (loss) for the period	372,703	280,950	(1,110,413)

Balance, end of period	$(770,747)	$(1,143,450)	$(1,424,400)

The Company’s agreements relating to the long-term notes payable and the interest rate swap contain covenants pertaining to the debt coverage ratios and the minimum net worth of the Fund Manager. At January 2, 2004, the Company was in compliance with its covenants.

9.	RELATED PARTY TRANSACTIONS:

Fund Manager – The Company received the land upon which the Hotel was constructed as an initial contribution from a member who has been elected as the fund manager (the “Fund Manager”). The member contributed land with a fair value of $1,200,000 for its 32% interest in the Company.

The Fund Manager receives a monthly management and operation fee equal to 2.5% of the total Hotel revenues less the expenses of the Hotel, attributable to the rooms, food, beverage, and telephones. During 2003, 2002 and 2001, the Fund Manager received approximately $104,000, $113,000 and $115,000, respectively, in management and operating fees based on 2.5% of the Hotel’s operating gross margin. Of this amount, approximately $6,000 was in payables at January 2, 2004.

Management Company – The Company entered into an agreement with Marriott International (Management Company), to have an exclusive right to supervise, direct, and control the management and operation of the Hotel until the year 2017, with an automatic renewal option for two 10-year periods. The Management Company receives a base management fee equal to 9% of gross revenues plus an incentive management fee equal to 25% of available cash flow, generally defined as revenues less operating expenses (including escrowed reserves) in excess of $1,750,000 in any fiscal year. During the 52 weeks ended January 2, 2004, 53 weeks ended January 3, 2003 and 52 weeks ended December 28, 2001, Marriott earned management fees totaling approximately $575,000, $612,000 and $627,000, respectively. As of January 2, 2004, the Management Company owed the Company $65,830, which generally represented net operating revenues for the period then ended.

6901 TOWER, LLC

NOTES TO FINANCIAL STATEMENTS

(Financial information subsequent to January 2, 2004 is unaudited.)

10.	SUBSEQUENT EVENTS (unaudited):

The Company entered into an agreement with Highland Hospitality Corporation to sell the Hotel for $17,250,000. The sale of the Hotel is an event that will trigger the dissolution of the 6901 Tower, LLC, and the Company will cease to exist, except to liquidate its net assets to its members. The sale closed and was funded on September 17, 2004.

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired or leased its first three hotel properties, the Portsmouth Renaissance hotel and conference center, the Sugar Land Marriott hotel and conference center, and the Hilton Garden Inn Virginia Beach Town Center hotel. On December 29, 2003 and December 30, 2003, the Company acquired the Plaza San Antonio Marriott hotel and the Hyatt Regency Savannah hotel, respectively. On January 8, 2004, January 12, 2004, and May 10, 2004, the Company acquired the Hilton Tampa Westshore hotel, the Hilton Garden Inn BWI Airport hotel, and the Dallas/Fort Worth Airport Marriott hotel, respectively. The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

On August 2, 2004, the Company acquired the Courtyard Savannah Historic District hotel and the Residence Inn Tampa Downtown hotel (the “McKibbon Acquisition”). On August 19, 2004, the Company acquired four hotels, the Hilton Parsippany hotel, the Crowne Plaza Atlanta-Ravinia hotel, the Wyndham Wind Watch hotel, and the Tremont Boston hotel, from Wyndham International, Inc. (the “Wyndham Acquisition”). The results of operations for each of these hotel properties are not included in the Company’s historical consolidated statements of operations for the six months ended June 30, 2004, as the acquisition occurred subsequent to June 30, 2004.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the six months ended June 30, 2004 and the audited consolidated financial statements for the period from December 19, 2003 (inception) through December 31, 2003. The unaudited pro forma statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 reflect the hotel property acquisitions described above, as well as the acquisition of the Radisson Mount Laurel hotel, the Omaha Marriott hotel, and the Courtyard Denver Airport hotel, as if those transactions had been completed at the beginning of the periods presented, with the exception of the Hilton Tampa Westshore hotel and the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the six months ended June 30, 2004. No pro forma adjustments have been made for the Hilton Tampa Westshore hotel or the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the six months ended June 30, 2004, as the acquisitions occurred near the beginning of the period.

The historical financial statements of the Omaha Marriott hotel and the Courtyard Denver Airport hotel are presented on a fiscal year basis, ending on the Friday closest to December 31, and report twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter. As a result, the fiscal year 2003 results of operations for the Omaha Marriott hotel and the Courtyard Denver Airport hotel are for the period from January 4, 2003 to January 2, 2004, and the first quarter and second quarter results of operations of the Omaha Marriott hotel are for the period from January 3, 2004 to June 18, 2004. The Company presents its financial statements on a calendar year basis. No adjustments have been made to the pro forma financial information to account for the difference between the financial reporting bases used by the Omaha Marriott hotel, the Courtyard Denver Airport hotel, and the Company due to the close proximity of the period-end dates

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

1

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment(1)	Previous Financings Adjustment(2)	Acquisition of Radisson Mount Laurel(3)	Acquisition of Omaha Marriott(4)	Acquisition of Courtyard Denver Airport(5)	CIGNA Financing(6)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$256,210	$265,315	$—	$14,272	$28,545	$17,962	$—	$582,304
Deposits on hotel property acquisitions	11,950	(11,000)	—	(200)	(750)	—	—	—
Cash and cash equivalents	107,498	(255,893)	198,515	(14,199)	(28,222)	(5,756)	37,339	39,282
Restricted cash	3,377	—	30,895	—	—	—	162	34,434
Accounts receivable, net	5,968	3,446	—	55	347	101	—	9,917
Prepaid expenses and other assets	5,003	601	—	116	134	(16)	—	5,838
Deferred financing costs, net	—	—	2,530	—	—	—	499	3,029
Deposits on loan applications	4,940	—	(4,940)	—	—	—	—	—

Total assets	$394,946	$2,469	$227,000	$44	$54	$12,291	$38,000	$674,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt	$17,000	$—	$227,000	$—	$—	$11,343	$38,000	$293,343
Accounts payable and accrued expenses	8,740	2,469	—	44	54	—	—	11,307
Payable to affiliates	316	—	—	—	—	—	—	316
Dividends/distributions payable	5,323	—	—	—	—	—	—	5,323
Other liabilities	631	—	—	—	—	948	—	1,579

Total liabilities	32,010	2,469	227,000	44	54	12,291	38,000	311,868

Minority interest in operating partnership	8,496	—	—	—	—	—	—	8,496
Commitments and contingencies
Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at June 30, 2004	—	—	—	—	—	—	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 39,982,011 shares issued and outstanding at June 30, 2004	400	—	—	—	—	—	—	400
Additional paid-in capital	366,639	—	—	—	—	—	—	366,639
Unearned compensation	(7,486)	—	—	—	—	—	—	(7,486)
Accumulated deficit	(5,113)	—	—	—	—	—	—	(5,113)

Total stockholders’ equity	354,440	—	—	—	—	—	—	354,440

Total liabilities and stockholders’ equity	$394,946	$2,469	$227,000	$44	$54	$12,291	$38,000	$674,804

2

Footnotes:

(1)	Reflects the McKibbon Acquisition on August 2, 2004 and the Wyndham Acquisition on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(2)	Reflects the issuance of a $67,000 mortgage loan on July 9, 2004 and the issuance of a $135,000 mortgage loan and a $25,000 mezzanine loan on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(3)	Reflects the purchase of the Radisson Mount Laurel hotel as if it had occurred on June 30, 2004 for approximately $14.5 million. The pro forma adjustment reflects the following:

Cash paid of $14,399 (net of cash acquired), including previously funded deposits of $200;

Purchase of land, building, and furniture, fixtures and equipment of $14,272;

Purchase of net working capital of $224; and

Reclassification of capitalized transaction costs directly associated with the acquisition of $97.

(4)	Reflects the purchase of the Omaha Marriott hotel as if it had occurred on June 30, 2004 for approximately $29.1 million. The pro forma adjustment reflects the following:

Cash paid of $28,972 (net of cash acquired), including previously funded deposits of $750;

Purchase of land, building, and furniture, fixtures and equipment of $28,545;

Purchase of net working capital of $478; and

Reclassification of capitalized transaction costs directly associated with the acquisition of $51.

(5)	Reflects the purchase of the Courtyard Denver Airport hotel as if it had occurred on June 30, 2004 for approximately $18.1 million, which includes the assumption of mortgage debt that encumbers the property of approximately $11.3 million, net of discount. The pro forma adjustment reflects the following:

Cash paid of $5,756;

Purchase of land, building, and furniture, fixtures and equipment of $17,962;

Assumption of mortgage debt of $11,343, net of discount of $301;

Assumption of interest rate swap agreement of $948;

Purchase of net working capital of $101; and

Reclassification of capitalized transaction costs directly associated with the acquisition of $16.

(6)	Reflects the proceeds, net of deferred financing costs and required escrow deposits, associated with the issuance of a $38,000 mortgage loan related to the CIGNA financing.

3

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment(1)	Previous Financings Adjustment(2)	Acquisition of Radisson Mount Laurel(3)	Acquisition of Omaha Marriott(4)	Acquisition of Courtyard Denver Airport(5)	CIGNA Financing(6)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$28,543	$33,763	$—	$2,211	$4,092	$2,720	$—	$—		$71,329
Food and beverage	13,784	17,370	—	999	2,130	588	—	—		34,871
Other	1,661	4,839	—	113	183	35	—	—		6,831

Total revenue	43,988	55,972	—	3,323	6,405	3,343	—	—		113,031

EXPENSES
Hotel operating expenses:
Rooms	6,090	7,687	—	563	962	705	—	—		16,007
Food and beverage	10,488	10,048	—	726	1,521	417	—	—		23,200
Other direct	1,077	1,088	—	79	147	23	—	—		2,414
Indirect	15,826	22,309	—	1,337	2,380	1,356	—	—		43,208

Total hotel operating expenses	33,481	41,132	—	2,705	5,010	2,501	—	—		84,829
Depreciation and amortization	3,726	6,090	—	438	712	299	—	(2,330	)(7)	8,935
Corporate general and administrative:
Stock-based compensation	1,590	—	—	—	—	—	—	—		1,590
Other	2,963	—	—	—	—	—	—	—		2,963

Total operating expenses	41,760	47,222	—	3,143	5,722	2,800	—	(2,330)		98,317

Operating income	2,228	8,750	—	180	683	543	—	2,330		14,714
Interest income	675	—	—	—	—	—	—	—		675
Interest expense	646	6,615	7,669	—	—	430	1,138	(6,693	)(8)	9,805

Income (loss) before minority interest in operating partnership and income taxes	2,257	2,135	(7,669)	180	683	113	(1,138)	9,023		5,584
Minority interest in operating partnership	(66)	—	—	—	—	—	—	(70	)(9)	(136)
Income tax benefit (expense)	567	(149)	—	—	(64)	—	—	(119	)(10)	235

Net income (loss)	$2,758	$1,986	$(7,669)	$180	$619	$113	$(1,138)	$8,834		$5,683

Earnings per share:
Basic	$0.07									$0.14
Diluted	$0.07									$0.14
Weighted average number of common shares outstanding:
Basic	39,082,449									39,082,449
Diluted	39,358,064									39,358,064

4

Footnotes:

(1)	Reflects the results of operations of the Dallas/Fort Worth Airport Marriott hotel prior to the Company’s acquisition of the hotel on May 10, 2004, the McKibbon Acquisition on August 2, 2004, and the Wyndham Acquisition on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(2)	Reflects the interest expense associated with the issuance of a $67,000 mortgage loan on July 9, 2004 and the issuance of a $135,000 mortgage loan and a $25,000 mezzanine loan on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(3)	Reflects the historical unaudited statement of operations of the Radisson Mount Laurel hotel for the six months ended June 30, 2004.

(4)	Reflects the historical unaudited statement of operations of the Omaha Marriott hotel for the six-month period ended June 18, 2004.

(5)	Reflects the historical unaudited statement of operations of the Courtyard Denver Airport hotel for the six months ended June 30, 2004.

(6)	Reflects the interest expense associated with the issuance of a $38,000 mortgage loan related to the CIGNA financing.

(7)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(8)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the hotel property acquisitions and the addition of pro forma interest expense associated with the assumption of debt related to the acquisition of the Courtyard Denver Airport hotel.

(9)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for 2004 hotel property acquisitions that were not included in the Company’s historical results of operations for the six months ended June 30, 2004, and the pro forma adjustments.

(10)	Reflects adjustment to income taxes related to the results of operations for 2004 hotel property acquisitions that were not included in the Company’s historical results of operations for the six months ended June 30, 2004, and the pro forma adjustments.

5

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation (12/19/03- 12/31/03)	Previous Hotel Acquisitions Adjustment(1)	Previous Financings Adjustment(2)	Acquisition of Radisson Mount Laurel(3)	Acquisition of Omaha Marriott(4)	Acquisition of Courtyard Denver Airport(5)	CIGNA Financing(6)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$348	$107,768	$—	$4,698	$8,272	$5,323	$—	$—		$126,409
Food and beverage	311	52,987	—	2,122	4,697	963	—	—		61,080
Other	24	12,954	—	268	304	101	—	—		13,651

Total revenue	683	173,709	—	7,088	13,273	6,387	—	—		201,140

EXPENSES
Hotel operating expenses:
Rooms	89	25,160	—	1,252	2,009	1,378	—	—		29,888
Food and beverage	310	35,154	—	1,373	3,438	789	—	—		41,064
Other direct	20	3,821	—	167	318	42	—	—		4,368
Indirect	341	69,376	—	2,865	4,723	2,541	—	—		79,846

Total hotel operating expenses	760	133,511	—	5,657	10,488	4,750	—	—		155,166
Depreciation and amortization	108	19,275	—	890	1,523	564	—	(4,897	)(7)	17,463
Corporate general and administrative:
Stock-based compensation	637	—	—	—	—	—	—	2,567	(8)	3,204
Start-up costs	1,951	—	—	—	—	—	—	—		1,951
Other	306	—	—	—	—	—	—	5,621	(9)	5,927

Total hotel operating expenses	3,762	152,786	—	6,547	12,011	5,314	—	3,291		183,711

Operating income (loss)	(3,079)	20,923	—	541	1,262	1,073	—	(3,291)		17,429
Interest income	65	4	—	—	—	—	—	—		69
Interest expense	—	16,082	15,339	—	—	877	2,276	(14,911	)(10)	19,663

Income (loss) before minority interest in operating partnership and income taxes	(3,014)	4,845	(15,339)	541	1,262	196	(2,276)	11,620		(2,165)
Minority interest in operating partnership	64	—	—	—	—	—	—	—		64
Income tax benefit (expense)	277	(635)	—	—	(121)	—	—	(107	)(11)	(586)

Net income (loss)	$(2,673)	$4,210	$(15,339)	$541	$1,141	$196	$(2,276)	$11,513		$(2,687)

Loss per share:
Basic	$(0.07)									$(0.07)
Diluted	$(0.07)									$(0.07)
Weighted average number of common shares outstanding:
Basic	36,656,923							(12)		39,080,000
Diluted	36,656,923							(13)		39,882,500

6

Footnotes:

(1)	Reflects the results of operations of the five hotels acquired in December 2003 for the period prior to their acquisition and the results of operations of the two hotels acquired in January 2004, the Dallas/Fort Worth Airport Marriott hotel acquired in May 2004, the McKibbon Acquisition on August 2, 2004, and the Wyndham Acquisition on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(2)	Reflects the interest expense associated with the issuance of a $67,000 mortgage loan on July 9, 2004 and the issuance of a $135,000 mortgage loan and a $25,000 mezzanine loan on August 19, 2004 (see Company’s Form 8-K/A filed on October 14, 2004).

(3)	Reflects the historical audited statement of operations of the Radisson Mount Laurel hotel for the year ended December 31, 2003.

(4)	Reflects the historical audited statement of operations of the Omaha Marriott hotel for the fiscal year ended January 2, 2004.

(5)	Reflects the historical audited statement of operations of the Courtyard Denver Airport hotel for the fiscal year ended January 2, 2004.

(6)	Reflects the interest expense associated with the issuance of a $38,000 mortgage loan related to the CIGNA financing.

(7)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(8)	Reflects adjustment to record stock-based compensation expense for a full year for the Company’s chairman of the board of directors and executives with management contracts.

(9)	Reflects adjustment to record corporate general and administrative expenses, including employee payroll and benefits, board of directors fees, investor relations costs, professional services fees, and other costs of being a public company, for a full year.

(10)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the hotel property acquisitions and the addition of pro forma interest expense associated with the assumption of debt related to the acquisition of the Courtyard Denver Airport hotel.

(11)	Reflects adjustment to income taxes related to the results of operations for 2003 and 2004 hotel property acquisitions that were not included in the Company’s historical results of operations for the period from December 19, 2003 to December 31, 2003, and the pro forma adjustments.

(12)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, not including unvested restricted shares of common stock.

(13)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, including unvested restricted shares of common stock. The amount does not include warrants to purchase common stock that were anti-dilutive for the period from December 19, 2003 through December 31, 2003.

7